VERTEX ENERGY INC. 8-K

Exhibit 10.5

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (this “Agreement”), dated as of May 26, 2023, is made between VERTEX RENEWABLES ALABAMA LLC, a Delaware limited liability company (the “Company”), and MACQUARIE ENERGY NORTH AMERICA TRADING INC., a Delaware corporation (the “Secured Party”).

Reference is made to that certain Supply and Offtake Agreement dated as of May 26, 2023, between Secured Party and the Company (as amended, restated, supplemented or otherwise modified from time to time, the “S&O Agreement”), pursuant to which Secured Party has agreed to sell and deliver Permitted Feedstock to and purchase and receive Renewable Products from the Company upon and subject to the terms of the S&O Agreement and related Transaction Documents. The obligations of Secured Party contemplated by the S&O Agreement are conditioned upon, among other things, the execution and delivery of this Agreement.

In order to comply with the terms and conditions of the S&O Agreement, for and in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of all of which being hereby acknowledged, the Company and Secured Party hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the S&O Agreement. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement or the S&O Agreement have the meanings specified therein.

(b)          The rules of construction specified in Section 1.3 of the S&O Agreement also apply to this Agreement.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account” has the meaning assigned to such term in Section 9-102 of the New York UCC.

“Account Debtor” has the meaning assigned to such term in Section 9-102 of the New York UCC.

“CDX” means the Central Data Exchange system of the EPA, through which all required reports are uploaded electronically and through which is gained access to EMTS.

“Chattel Paper” has the meaning assigned to such term in Section 9-102 of the New York UCC.

“Collateral” has the meaning assigned to such term in Section 2.01 which shall include, for the avoidance of doubt, any and all property subject to the Protective Lien.

“Company” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Company EMTS Account” means the Company’s EPA Moderated Transaction System Account for RINs maintained in the name of the Company with EMTS, with identifier number 2215

“Deposit Account” has the meaning assigned to such term in Section 9-102 of the New York UCC.

“EMTS” has the meaning set forth in the S&O Agreement.

“Environmental Attributes” has the meaning set forth in the S&O Agreement.

“Excluded Property” means, any “intent to use” trademark application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto.

“Idemitsu Account” means the Account owing to the Company in respect of the Idemitsu Product Offtake Agreement.

“Idemitsu Product Offtake Agreement” has the meaning set forth in the S&O Agreement.

“Idemitsu Product Offtake Guaranty” means the guaranty dated February 8, 2022 and made by and between Idemitsu Kosan Co. Ltd. as guarantor and the Company (as successor in title to Vertex Refining).

“Intercreditor Agreement” means the Intercreditor Agreement dated as of April 1, 2023 by and among Cantor Fitzgerald Securities, as agent for the Term Loan Secured Parties (as defined therein), Macquarie Energy North America Trading Inc., as Intermediation Facility Secured Party (as defined therein), Vertex Refining Alabama LLC, the Company and each of the other Grantors (as defined therein) party thereto (as amended and restated on May 26, 2023 and as may be further amended, restated, amended and restated, supplemented, modified, extended, renewed, replaced, refinanced or restructured from time to time).

“Instrument” has the meaning assigned to such term in Section 9-102 of the New York UCC.

“Inventory” has the meaning assigned to such term in Section 9-102 of the New York UCC.

“Letter-of-Credit Rights” means any and all of the Company’s letter-of-credit rights, as such term is defined in Section 9-102 of the New York UCC.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York, as amended from time to time.

“Obligations” has the meaning assigned to such term in Section 2.01(a), which shall include, for the avoidance of doubt, any and all property subject to the Protective Lien.

“Payment Intangibles” has the meaning assigned to such term in Section 9-102 of the New York UCC.

“person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

“Proceeds” has the meaning specified in Section 9-102 of the New York UCC.

“Protective Lien” has the meaning assigned to such term in Section 2.01(b).

“Renewable Deposit Account(s)” means each Deposit Account specified in Schedule 3 (Deposit Account) to this Agreement.

“Renewable Fuel Standards” or “RFS” has the meaning set forth in the S&O Agreement.

“RINs” has the meaning set forth in the S&O Agreement.

“RVO” means any Renewable Volume Obligation as defined in 40 C.F.R. § 80.1407 and regulated as part of Renewable Fuel Standards.

“S&O Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Secured Party” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Securities Intermediary” has the meaning specified in Section 9-102 of the New York UCC.

“Security Interest” has the meaning assigned to such term in Section 2.01.

“Supporting Obligations” means all supporting obligations, as such term is defined in Section 9-102 of the New York UCC, and shall include, without limitation, the Idemitsu Product Offtake Guaranty.

“Term Loan Agent” has the meaning specified in the S&O Agreement.

ARTICLE II

Security Interests in Collateral

SECTION 2.01. Security Interest. (a) As security for the payment and performance, as the case may be, in full of its obligations and liabilities, including, without limitation, the Transaction Obligations as defined in the S&O Agreement, under the S&O Agreement and the other Transaction Documents (but excluding its obligations and liabilities under the Vertex Renewables Guaranty) (collectively, the “Obligations”), the Company hereby grants to Secured Party, and its permitted successors and assigns, a continuing security interest (the “Security Interest”) in and to, and a right of set off against, all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by the Company or in which the Company now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

(i)          all Inventory stored at a Company Storage Location, including, but not limited to Permitted Feedstock and Renewable Product (other than Environmental Attributes) and all Renewables Credit Support;

(ii)         all Environmental Attributes;

(iii)        all RINs associated with such Renewable Product and certified by the Company in accordance with Section 35.4(a) of the S&O Agreement (x) as and when such Renewable Product is produced upstream by the renewable diesel unit at the Refinery or (y) such Renewable Product that had previously been produced and located in any Included Renewable Product Tank;

(iv)        the Company’s EMTS Account, to the extent containing any such RINs described in sub-paragraph (ii) above;

(v)         the Idemitsu Account and any Payment Intangibles deriving therefrom; and

(vi)        the Renewables Deposit Account(s);

(vii)       all Proceeds of (including proceeds of business interruption and other insurance), and Supporting Obligations (including, without limitation, Letter-of-Credit Rights and, in the case of the Idemitsu Account, the Idemitsu Product Offtake Guaranty) with respect to, any of the foregoing.

To the extent that the S&O Agreement and any other Transaction Documents are ever re- characterized to be a financing transaction by a court of competent jurisdiction, by a final and non-appealable order, or as otherwise determined by any other applicable Governmental Authority, the result of which causes ownership of any Inventory constituting or consisting of Renewables, including Permitted Feedstock and Renewable Product, located at any Included Storage Location, as determined by such re-characterization, not to be owned by and titled in the name of Secured Party, but rather, as a result of such re-characterization, to be owned by and titled in the name of the Company, the Company, as security for not only the Obligations, but also for amounts paid by Secured Party to the Company as purchase price transactions, which are re- characterized as financing transactions as loans or other extensions of credit from Secured Party to the Company (such amounts herein, the “Other Obligations”), hereby grants to Secured Party and its permitted successors and assigns, a continuing security interest, to be effective as of the date of this Agreement, in and to, and a right of set off against, all right, title and interest in or to, all such Inventory constituting or consisting of Renewables, including Permitted Feedstock and Renewable Product, located at any Included Storage Location, that is from time to time owned or acquired by the Company, and all insurance Proceeds with respect to such forgoing property and all identifiable cash Proceeds of such insurance Proceeds (the “Protective Lien”); provided, however, that, notwithstanding the foregoing, (a) no Protective Lien is granted with respect to any Excluded Assets, and (b) Included Storage Locations shall be limited to those locations set forth in the S&O Agreement as of the Effective Date, unless any other location from time to time has been expressly approved in writing by Secured Party and the Company as constituting an “Included Storage Location”. The forgoing Protective Lien is precautionary in nature and shall not (nor shall it be construed to be) in any way diminish or limit the Secured Party’s title to or ownership of the property referred to in such forgoing grant. For purposes of the Protective Lien, this Agreement shall constitute a security agreement under the New York UCC. Secured Party acknowledges and agrees that it shall have no right to enforce any of the terms, provisions, or conditions of the Protective Lien with respect to any such foregoing property subject to such Protective Lien, and shall not be permitted to exercise any rights and remedies in respect of the Protective Lien under any Lien Document, unless and until such time as any such court of competent jurisdiction or any such other Governmental Authority makes any such re- characterization determination.

(b)         Notwithstanding anything in Section 2.01(a) to the contrary, (1) in no event shall the Collateral include, or the security interest or Lien granted under Section 2.01(a) attach to, any Excluded Property, and (2) for so long as the applicable property continues to be Excluded Property, the Company shall not be required to take any action intended to cause any Excluded Property to constitute Collateral, and none of the covenants or representations and warranties herein shall be deemed to apply to any property constituting Excluded Property; provided, however, that the security interest granted under Section 2.01(a) shall immediately attach to, and the Collateral shall immediately include, any such asset (or portion thereof) that would otherwise constitute Collateral, were it not Excluded Property, upon such asset (or portion thereof) ceasing to be Excluded Property and (3) any and all assets or property sold, conveyed, transferred, assigned or otherwise disposed of by the Company to the extent not prohibited by the terms of the Transaction Documents shall be free of the security interests granted and created herein upon, from and after such sale, conveyance, transfer, assignment or other disposition, and all rights therein shall revert to the Company; provided, further, however, that security interests granted and created herein shall continue in any Proceeds of such sale, conveyance, transfer, assignment or other disposition. Upon any such release or such sale, transfer, conveyance, assignment or other disposition of Collateral or any part thereof, the Secured Party shall, upon the request and at the sole cost and expense of the Company, execute and deliver to the Company such documents and instruments reasonably requested by the Company as shall be necessary to evidence such termination.

(c)          The Company hereby irrevocably authorizes Secured Party at any time and from time to time to file in any relevant jurisdiction any initial financing statements and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment that is necessary or advisable with respect to perfecting the Secured Party’s security interest in the Collateral, including whether the Company is an organization, the type of organization and any organizational identification number issued to the Company identifying the Collateral as collateral thereon. The Company agrees to provide such information to Secured Party promptly upon request. The Company also ratifies its authorization for Secured Party to file in any relevant jurisdiction any such initial financing statements or amendments thereto if filed prior to the date hereof.

(d)          The Security Interest is granted as security only and shall not subject Secured Party to, or in any way alter or modify, any obligation or liability of the Company with respect to or arising out of the Collateral.

(e)          The Company and Secured Party agree and acknowledge that to the extent one or more schedules to the S&O Agreement are modified, supplemented or changed in anyway, such modification, supplement or change will, as applicable, be deemed to, and will, automatically, be reflected and incorporated in this Agreement.

(f)           Anything herein to the contrary notwithstanding, (i) the Company shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by Secured Party of any of the rights granted to Secured Party hereunder or under any other Transaction Document shall not release the Company from any of its duties or obligations under any such contracts, agreements and other documents included in the Collateral, and (iii) Secured Party shall not have any obligation or liability under any such contracts, agreements and other documents by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of the Company thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

(g)          The Company agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 4.18.

(h)          The Company acknowledges and agrees that Secured Party, the Term Loan Agent, and the Company are parties to the Intercreditor Agreement and that nothing in this Agreement limits Secured Party’s rights under the Intercreditor Agreement.

SECTION 2.02. Representations and Warranties. The Company represents and warrants to Secured Party on the date of this Agreement and on each date hereafter(other than to the extent a different date is specified in the applicable representation and warranty, in which case such representation and warranty will only be made on and after such date) that:

(a)          Except for the Security Interest of Secured Party granted pursuant to this Agreement and other Permitted S&O Liens, the Company has good and valid rights in, title to and interests in the Collateral, with respect to which it has purported to grant a Security Interest hereunder, free and clear of any other Liens (other than Permitted S&O Liens) adverse claims or options, and has full power and authority to grant to Secured Party the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained.

(b)          No other Lien, adverse claim or option has been created by the Company or is known by the Company to exist with respect to any Collateral other than Permitted S&O Liens; and no financing statement or other security instrument is on file in any jurisdiction covering such Collateral, other than those in favor of Secured Party (and other than with respect to Permitted S&O Liens).

(c)          At the time the Security Interest in favor of Secured Party attaches, good and defensible title to all after-acquired property included within the Collateral, free and clear of any other Liens or adverse claims other than the Secured Interest of Secured Party granted pursuant to this Agreement (other than Permitted S&O Liens), will be vested in the Company.

(d)          (i) Attached hereto as Schedule 1 is, as of the date of this Agreement, (a) the exact legal name of the Company as such name appears in its document of formation, (b) the jurisdiction of formation and the form of organization of the Company, (c) the organizational identification number, if any, assigned by such jurisdiction and (d) the address (including the county) of the chief executive office of the Company, and (ii) attached hereto as Schedule 2 is the name and address of any person that has, as of the date of this Agreement, possession from time to time of any Collateral with an aggregate market value greater than $250,000. Except as set forth on Schedule 2, no Inventory is stored with any bailee, warehouseman or similar person or on any premises leased to the Company, nor has any Inventory been consigned to the Company or consigned by the Company to any person or is held by the Company for any person under any “bill and hold” or other arrangement.

(e)          The Security Interest constitutes (i) a legal and valid first priority security interest (subject to Permitted S&O Liens and the Intercreditor Agreement) in and to all the Collateral securing the payment and performance of the Obligations and (ii) when properly perfected by filing with the Delaware Secretary of State, shall constitute a perfected security interest to the extent that a security interest in such Collateral can be perfected by filing under the Uniform Commercial Code. No further or subsequent filing, recording, registration or other public notice of such Security Interest is necessary in any office or jurisdiction in order to perfect such Security Interest in all Collateral or to continue, preserve or protect such Security Interest except for continuation statements or for filings upon the occurrence of any of the events stated in Section 2.03(a) of this Agreement. With respect to the Renewables Deposit Account(s), upon execution and delivery by the Company, the applicable Securities Intermediary and the Secured Party of an agreement granting control to the Secured Party over such Renewables Deposit Account, the Secured Party shall have a valid and perfected, first priority security interest in such Renewables Deposit Account(s).

(f)           The Company is not a party to any license or other agreement which would materially limit Secured Party’s (or any of Secured Party’s transferees) right to sell, lease or otherwise use any Collateral upon Secured Party’s proper exercise of its rights or remedies hereunder or under the other Transaction Documents (including, without limitation, the rights of the Secured Party pursuant to Section 21.4 of the S&O Agreement).

(g)          On and after the date of creation of the Idemitsu Account, the Idemitsu Account and the papers and documents relating thereto are genuine and in all material respects what they purport to be, (i) the Idemitsu Account arises out of (A) a bona fide sale of goods sold and delivered by the Company (or in the process of being delivered) or (B) services theretofore actually rendered by the Company to the Account Debtor named therein, (ii) the Idemitsu Account is not evidenced by any Instrument or Chattel Paper (other than items deposited or to be deposited for collection in the ordinary course) unless such Instrument or Chattel Paper, to the extent requested by the Secured Party, has been endorsed over and delivered to, or submitted to the control of, the Secured Party, (iii) no surety bond was required or given in connection with the Idemitsu Account or the contracts or purchase orders out of which they arose, (iv) the right to receive payment under the Idemitsu Account is assignable (after giving effect to the anti-assignment provisions of the UCC) and (v) unless the same has been previously disclosed in writing to Secured Party, the Company has not been notified, nor does it have any knowledge, that the Account Debtor has any defense, set-off, claim or counterclaim against the Company that can be asserted against the Secured Party, whether in any proceeding to enforce the Secured Party’s rights in the Collateral or otherwise, except defenses, setoffs, claims or counterclaims that are not, in the aggregate, material to the value of the Idemitsu Account.

(h)          From (and including) the Commencement Date (RINs/BTC), the Company has complied and shall comply with Renewable Fuel Standards (including requirements therein for RVOs and RINs) as an “obligated party” pursuant to 40 C.F.R. Part 80, as amended from time to time and remains solely responsible for the proper accounting of RINs, as well as the replacement of any invalid RINs that are required in connection with such obligation or any other activities or transactions of the Company and any and all costs and expenses associated therewith. Any RINs allocated to the Company in the foregoing manner shall be the property of the Company and constitute part of the Collateral hereunder.

SECTION 2.03. Covenants. (a) The Company shall not change (i) its corporate name, (ii) its form of organization, (iii) its Federal Taxpayer Identification Number or organizational identification number, (iv) its jurisdiction of organization, or (v) its Company EMTS Account, in each case, without providing written notice to Secured Party at least thirty (30) days prior to any such change. Within five (5) Business Days after Secured Party’s request therefor, the Company shall execute and deliver all such additional documents and perform all additional acts as are necessary, including to perfect the Security Interest in the Collateral, or that Secured Party may reasonably request in order to continue or maintain the existence and priority of the Liens granted hereunder in the Collateral. The Company agrees to promptly notify Secured Party if any material portion of the Collateral owned or held by the Company is destroyed.

(b)         The Company agrees to (i) maintain, at its own cost and expense, such records with respect to the Collateral as are consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which the Company is engaged, and in any event, complete and accurate in all material respects, and (ii) at such time or times as Secured Party may reasonably request, promptly prepare and deliver to Secured Party a duly certified schedule or schedules in form and detail reasonably satisfactory to Secured Party showing the identity, amount and location of any and all Collateral.

(c)          RINs. Subject to the occurrence of the Commencement Date (RINs/BTCs), at any time after the occurrence and during the continuation of an Event of Default (and without limiting any other rights or remedies of Secured Party hereunder, under any other Transaction Document or otherwise), the Company agrees that, upon the request of Secured Party, it will promptly execute such documents and take such actions as Secured Party deems necessary or appropriate to enable Secured Party to execute transactions relating to the RINS associated with any renewable fuels that are part of the Collateral hereunder, including, without limitation, appointment of an entity designated by Secured Party as authorized to execute transactions on the EMTS system and enter into product transfer documents or similar agreements for the transfer of RINs.

(d)          The Company shall not grant or extend the time for payment of the Idemitsu Account, or compromise or settle the Idemitsu Account for less than the full amount thereof, or release any Person or property, in whole or in part, from payment thereof, or amend, supplement or modify the Idemitsu Account in any manner that could be reasonably likely to adversely affect the value thereof, or allow any credit or discount thereon, other than, in each case, as normal and customary in the ordinary course of the Company’s business.

(e)          The Company agrees, at its own expense, to execute, acknowledge, sign and deliver, alone or with Secured Party, any financing statements, security agreements or other document reasonably requested by the Secured Party, procure any instruments or documents as may be reasonably requested by Secured Party, and cause to be duly filed all such further instruments and documents, and take all such actions as Secured Party may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith. The Company agrees to take steps reasonably requested by the Secured Party to protect the title to the Collateral.

(f)           At its option, Secured Party may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral (other than Permitted S&O Liens) that are not being contested in accordance with Section 5.9 or 17.2 of the S&O Agreement or being contested in accordance with the applicable agreement or Applicable Law under which they are levied or placed, and may pay for the maintenance and preservation of the Collateral to the extent the Company fails to do so as required by this Agreement or the S&O Agreement, and the Company agrees to reimburse Secured Party upon written request for any payment made or any expense incurred by Secured Party pursuant to the foregoing authorization other than to the extent relating to Permitted Article 11 Liens; provided, however, that nothing in this paragraph shall be interpreted as excusing the Company from the performance of, or imposing any obligation on Secured Party to cure or perform, any covenants or other promises of the Company with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the Transaction Documents,

(g)          The Company’s entry into this Agreement shall not relieve the Company of any obligation to be observed or performed by it under any contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof.

(h)          The Company, at its own expense, shall maintain or cause to be maintained insurance covering loss (including, where applicable, physical loss) or damage to the Collateral in accordance with the requirements set forth in Article 18 of the S&O Agreement. The Company irrevocably makes, constitutes and appoints Secured Party (and all officers, employees or agents designated by Secured Party) as the Company’s true and lawful agent (and attorney-in-fact) for the purpose, during the occurrence and continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of the Company on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that the Company at any time or times shall fail to obtain or maintain any of the policies of insurance required by the S&O Agreement or to pay any premium in whole or part relating thereto, Secured Party may, without waiving or releasing any obligation or liability of the Company hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as Secured Party deems advisable. Without duplication of any obligations under the SOA, all sums disbursed by Secured Party in connection with this paragraph, including reasonable out of pocket attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Company to Secured Party and shall be additional Obligations secured hereby.

(i)           After the occurrence and during the continuance of an Event of Default, any person (other than Secured Party) or the Company at any time and from time to time holding all or any portion of the Collateral shall be deemed to, and shall, hold the Collateral as the agent of, and as pledge holder for, Secured Party. After the occurrence and during the continuance of an Event of Default, at any time and from time to time, Secured Party may give notice to any such person holding all or any portion of the Collateral that such person is holding the Collateral as the agent and bailee of, and as pledge holder for, Secured Party, and obtain such person’s written acknowledgment thereof, and the Company shall, upon request, join with Secured Party in any such notice.

(j)           Subject to the terms and conditions of the Intercreditor Agreement, the Company will use commercially reasonable efforts to obtain from each person from whom the Company leases any premises at which any Collateral with a value in excess of $250,000 is located, and from each other person at whose premises Collateral with a value in excess of $250,000 is located (including any bailee, warehouseman or similar person), (1) on or before the Effective Date or (2) if later, within 30 days of the date the Company enters into a lease of or a contract to hold Collateral at any premises, any such collateral access, subordination, landlord waiver, bailment, consent and estoppel agreements, as Secured Party may reasonably request, in form and substance satisfactory to Secured Party and the other parties thereto. In the event that any such person becomes an Affiliate of the Company after the Effective Date and from whom the Company leases any premises at which any Collateral is located, the Company will cause such person to deliver such bailee’s letter no later than 30 days after the date such person becomes an Affiliate of the Company.

(k)          Secured Party may from to time (but it shall not be obligated to), inspect the Company’s records concerning the Collateral in accordance with Article 26 of the S&O Agreement.

(l)           Under all circumstances, access to the Facilities (as such term is defined in the Storage and Services Agreement) shall be subject to the terms of the Storage and Services Agreement.

ARTICLE III

Remedies

SECTION 3.01. Remedies Upon Default. Subject to Section 3.02 below, upon the occurrence and during the continuance of an Event of Default, it is agreed that Secured Party shall have the right to, from time to time, apply, set-off, collect, sell in one or more sales, lease, or otherwise dispose of, any or all of the Collateral, in its then current condition or following any commercially reasonable preparation or processing, in such order as Secured Party may elect, and may take any of or all of the following actions set forth herein below, at the same or different times, with or without legal process and with or without prior notice or demand for performance, without resistance or interference by the Company, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral, and may so remove the Collateral from such premises, and, generally, in addition to the rights and remedies provided herein, in the other Transaction Documents and in any other documents relating to the Obligations, to exercise any and all rights afforded to a secured party under the New York UCC or other Applicable Law. Without limiting the generality of the foregoing, the Company agrees that Secured Party shall have the right, subject to the mandatory requirements of Applicable Law, to sell or otherwise dispose of all or any part of the Collateral on any such premises at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as Secured Party shall deem appropriate. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Company, and the Company hereby waives (to the extent permitted by Applicable Law) all rights of redemption, stay and appraisal which the Company now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

Secured Party shall give the Company ten (10) Business Days’ written notice (which the Company agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of Secured Party’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix and state in the notice (if any) of such sale. At any such sale, the Collateral or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels or lots, as Secured Party may (in its sole and absolute discretion) determine, for cash, upon credit or otherwise, at such prices and upon such terms as Secured Party deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). Secured Party shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by Secured Party until the sale price is paid by the purchaser or purchasers thereof, but Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by Applicable Law, private) sale made pursuant to this Section, Secured Party may bid for or purchase, free (to the extent permitted by Applicable Law) from any right of redemption, stay, valuation or appraisal on the part of the Company (all said rights being also hereby waived and released to the extent permitted by Applicable Law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to Secured Party from the Company as a credit against the purchase price, and Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Company therefor. The Company acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall not solely by reason thereof be deemed not to have been made in a commercially reasonable manner. Neither Secured Party’s compliance with Applicable Law nor its disclaimer of warranties relating to the Collateral shall be considered to adversely affect the commercial reasonableness of any sale. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; Secured Party shall be free to carry out such sale pursuant to such agreement and the Company shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after Secured Party shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, Secured Party may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 3.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions. For avoidance of doubt, Secured Party shall be entitled to any and all cash proceeds received upon the collection, sale or other disposition of any Collateral pursuant to the exercise of its remedies as set forth herein, including under law or in equity.

SECTION 3.02. Remedies Relating to the Idemitsu Account.

(i)            During the continuation of an Event of Default, whether or not the Secured Party has exercised any or all of its rights and remedies hereunder, (A) the Company shall, promptly upon request of the Secured Party, notify (such notice to be in form and substance satisfactory to the Secured Party) the Account Debtor that the Idemitsu Account has been assigned to the Secured Party and promptly upon request of the Secured Party, instruct the Account Debtor to remit all payments in respect of the Idemitsu Account to a mailing location selected by the Secured Party and (B) the Secured Party shall have the right to enforce the Company’s rights against the Account Debtor, and the Secured Party may notify the Account Debtor that the Idemitsu Account has been assigned to the Secured Party or of the Secured Party’s security interest therein, and may (either in its own name or in the name of the Company or both) demand, collect (including without limitation by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on the Idemitsu Account, and, in the Secured Party’s discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the Secured Party in the Idemitsu Account.

(ii)           The Company acknowledges and agrees that the Proceeds of the Idemitsu Account remitted to or on behalf of the Secured Party in accordance with the provisions hereof shall be solely for the Secured Party’s own convenience and that the Company shall not have any right, title or interest in the Idemitsu Account or in any such other amounts except as expressly provided herein. The Secured Party shall not have any liability or responsibility to the Company for acceptance of a check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance.

(iii)          During the continuation of an Event of Default, (A) the Secured Party shall have the right, but not the obligation, to make test verifications of the Idemitsu Account in any manner and through any medium that it reasonably considers advisable, and the Company shall furnish all such assistance and information as the Secured Party may require in connection with such test verifications, (B) upon the Secured Party’s request and at the expense of the Company, the Company shall cause independent public accountants or others satisfactory to the Secured Party to furnish to the Secured Party reports showing reconciliations, aging and test verifications of, and trial balances for, the Idemitsu Account and (C) the Secured Party in its own name or in the name of others may communicate with the Account Debtor on the Idemitsu Account to verify with them to the Secured Party’s satisfaction the existence, amount and terms of the Idemitsu Account.

(iv)         During the continuation of an Event of Default, upon the request of the Secured Party, the Company shall forward to the Secured Party, on the last Business Day of each week, deposit slips related to all cash, money, checks or any other similar items of payment received by the Company during such week, and, if requested by Secured Party, copies of such checks or any other similar items of payment, together with a statement showing the application of all payments on the Collateral during such week and a collection report with regard thereto, in form and substance satisfactory to the Secured Party.

SECTION 3.03. Renewable Deposit Accounts. Upon the occurrence of an Event of Default and during continuation thereof, the Secured Party may prevent withdrawals or other dispositions of funds in Renewable Deposit Accounts subject to control agreements or held with the Secured Party.

SECTION 3.04. Access. In addition to the rights and remedies hereunder, upon the occurrence and during the continuance of an Event of Default, (i) Secured Party shall have the right to enter and remain upon the various premises of the Company without cost or charge to Secured Party, and use the same, together with materials, supplies, books and records of the Company for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise, (ii) Secured Party may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral and (iii) if Secured Party exercises its right to take possession of the Collateral, the Company shall also at its expense take any and all other actions reasonably requested by Secured Party to preserve and protect the security interest hereby granted in the Collateral, such as placing and maintaining signs indicating the security interest of Secured Party, appointing overseers for the Collateral and maintaining inventory records.

SECTION 3.05. Secured Party’s Duties. The powers conferred upon Secured Party by this Agreement are solely to protect its interest in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. Secured Party shall be under no duty whatsoever to make or give any presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor or other notice or demand in connection with any Collateral or the Obligations, or to take any steps necessary to preserve any rights against prior parties. Secured Party shall not be liable for failure to collect or realize upon any or all of the Obligations or Collateral, or for any delay in so doing, nor shall Secured Party be under any duty to take any action whatsoever with regard thereto. Secured Party shall use reasonable care in the custody and preservation of any Collateral in its possession. Secured Party shall have no duty to comply with any recording, filing or other legal requirements necessary to establish or maintain the validity, priority or enforceability of, or Secured Party’s rights in or to, any of the Collateral.

SECTION 3.06. Right of Set-Off. Upon the occurrence and during the continuance of an Event of Default, Secured Party may exercise any rights of set-off as provided for in Article 21.4 of the S&O Agreement, or otherwise as available under law or in equity.

SECTION 3.07. Application of Proceeds. Secured Party shall apply all proceeds that it shall receive from any collection, sale or other disposition of Collateral, as well as any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by Secured Party in connection with such collection, sale or other disposition or otherwise in connection with this Agreement, the S&O Agreement or any of the Obligations, including all court costs and the fees and expenses of its agents and internal and outside legal counsel, the repayment of all advances made by Secured Party hereunder or under the S&O Agreement or the other Transaction Documents on behalf of the Company and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under the S&O Agreement or the other Transaction Documents;

SECOND, to the payment in full of the Obligations; and

THIRD, to the Company or such other person as directed by a court of competent jurisdiction.

Upon any collection, sale or other disposition of Collateral by Secured Party (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of Secured Party or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Secured Party or such officer or be answerable in any way for the misapplication thereof.

SECTION 3.08. Access to Collateral. Notwithstanding anything in this Agreement to the contrary, so long as no Event of Default shall have occurred and be continuing, the Company may, subject to the provisions of the S&O Agreement, use, convey, sell, lease, assign, transfer or otherwise dispose of, commingle or blend all or any part of any of the Collateral.

SECTION 3.09. Liability for compliance with RFS: Nothing in any of the Transaction Documents shall be interpreted or deemed to impart any responsibility to Secured Party to comply with Renewable Fuel Standards (including requirements therein for RVOs and RINs) as an “obligated party” pursuant to 40 C.F.R. Part 80, as amended from time to time, by virtue of the transactions contemplated by this Agreement.

SECTION 3.10. Liability with Respect to Accounts. Anything herein to the contrary notwithstanding, the Company shall remain liable under the Idemitsu Account to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of the Idemitsu Product Offtake Agreement. The Secured Party shall not have any obligation or liability under the Idemitsu Account (or the Idemitsu Product Offtake Agreement) by reason of or arising out of this Agreement or the receipt by the Secured Party of any payment relating to the Idemitsu Account pursuant hereto, nor shall the Secured Party be obligated in any manner to perform any of the obligations of the Company under or pursuant to the Idemitsu Account (or the Idemitsu Product Offtake Agreement), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under the Idemitsu Account (or the Idemitsu Product Offtake Agreement), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times. This Section 3.09 shall survive the termination of, satisfaction or discharge of all the other Secured Obligations.

ARTICLE IV

Miscellaneous

SECTION 4.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Article 30 of the S&O Agreement.

SECTION 4.02. Security Interest Absolute. All rights of Secured Party hereunder, the Security Interest, the grant of a security interest in the Collateral and all obligations of the Company hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the S&O Agreement, any other Transaction Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the S&O Agreement, any other Transaction Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company (other than a defense relating to payment or performance under the S&O Agreement or Transaction Documents) in respect of the Obligations or this Agreement.

SECTION 4.03. Survival of Agreement. All covenants, agreements, representations and warranties made by the Company herein and in the certificates or other instruments required to be prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by Secured Party and shall survive the execution and delivery of the Transaction Documents, regardless of any investigation made by any such other party or on its behalf, and shall continue in full force and effect as long as the parties’ obligations under the S&O Agreement, any other Transaction Document or any other agreement relating thereto remain in effect and such agreements have not expired or terminated.

SECTION 4.04. Binding Effect; Several Agreement. This Agreement shall become effective when a counterpart hereof executed on behalf of the Company shall have been delivered to Secured Party and a counterpart hereof shall have been executed on behalf of Secured Party, and thereafter shall be binding upon the Company and Secured Party and their respective permitted successors and assigns, and shall inure to the benefit of the Company and Secured Party and their respective successors and assigns, except that neither the Company nor Secured Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except (i) as expressly contemplated in this Agreement pursuant to the exercise by Secured Party of rights as a secured creditor after default, or (ii) to any assignee pursuant to Article 29 of the S&O Agreement.

SECTION 4.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Company or Secured Party that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 4.06. Any amounts payable by the Company, including such amounts paid by Secured Party on behalf of the Company, as provided hereunder shall be additional Obligations secured hereby and by any other Lien Documents. The provisions of this Section 4.06 shall survive the termination of this Agreement or any other Transaction Document.

SECTION 4.07. Secured Party Appointed Attorney-in-Fact. The Company hereby appoints Secured Party the attorney-in-fact of the Company for the purpose, to act upon the occurrence and continuation of an Event of Default, of carrying out the provisions of this Agreement and taking any action and executing any instrument that Secured Party may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, Secured Party shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in Secured Party’s name or in the name of the Company (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of the Company on any invoice or bill of lading relating to any of the Collateral; (d) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (e) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; and (f) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though Secured Party were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by Secured Party, or to assume or take on any obligation of the Company under any contract or agreement to which the Company is a party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.

SECTION 4.08. Liability for Deficiency. Neither the acceptance of this Agreement by Secured Party nor any action taken pursuant hereto shall be construed as relieving any party liable for the Obligations from any liability or deficiency thereon. The execution and delivery of this Agreement shall not in any manner affect any other security for the Obligations, nor shall any security taken hereafter as security for the Obligations impair or affect this Agreement.

SECTION 4.09. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER STATE.

SECTION 4.10. Waivers; Amendment. (a) No failure or delay of Secured Party in exercising any right or power hereunder or under any other Transaction Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Secured Party hereunder and under the other Transaction Documents are cumulative and are not exclusive of any rights or remedies that it would otherwise have, including under law or in equity. No waiver of any provision of any Transaction Document or consent to any departure by the Company therefrom shall in any event be effective unless the same shall be agreed in writing by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given, and no such waiver or consent shall be construed to establish any cause of dealing between the parties hereto. No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances. To the extent permitted by Applicable Law, neither the Secured Party nor any party acting as attorney for Secured Party shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder.

SECTION 4.11. WAIVER OF JURY TRIAL. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDINGS RELATING TO THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 4.12. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 4.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto or different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 4.04. Delivery of an executed signature page to this Agreement by facsimile or other form of electronic transmission, including a PDF of a signature page, shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 4.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties, and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 4.15. Jurisdiction. (a) The Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America, sitting in New York City and County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Transaction Document or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by Applicable Law, in such Federal court. Nothing in this Agreement or any other Transaction Document shall affect any right that Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Transaction Document against the Company or its properties in the courts of any jurisdiction.

SECTION 4.16. Venue; Forum. The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Transaction Document in any court referred to in Section 4.15. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 4.17. Consent to Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 4.01. Nothing in this Agreement or any other Transaction Document will affect the right of any party to this Agreement to serve process in any other manner permitted by Applicable Law.

SECTION 4.18. Termination. Upon the termination of the S&O Agreement, in accordance with its terms, and the performance and payment of the obligations thereunder (other than the indemnity and other obligations hereunder and under the other Transaction Documents that by their terms survive), the security interests created by this Agreement shall terminate and Secured Party shall promptly execute and deliver to the Company, at the cost and expense of the Company, such documents and instruments reasonably requested by the Company as shall be necessary to evidence termination of all security interests given by the Company to Secured Party hereunder.

SECTION 4.19. Entire Agreement. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS REFLECT THE ENTIRE AGREEMENT OF THE PARTIES WITH RESPECT TO THE MATTERS SET OUT HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT OF THE UNDERSIGNED. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

SECTION 4.20. Intercreditor Agreement. Reference is made to the Intercreditor Agreement. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Secured Party pursuant to this Agreement and the exercise of any right or remedy by the Secured Party are subject to the provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement and this Agreement, the provisions of the Intercreditor Agreement shall control.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

COMPANY:

VERTEX RENEWABLES ALABAMA LLC

By:	/s/ Benjamin P. Cowart
Name: Benjamin P. Cowart
Title: President and Chief Executive Officer

SECURED PARTY:

MACQUARIE ENERGY NORTH AMERICA TRADING INC.

By:	/s/ Brian Houstoun
Name: Brian Houstoun
Title: Senior Managing Director

By:	/s/ Travis McCullough
Name: Travis McCullough
Title: Division Director

[Signature Page to Pledge and Security Agreement]